As filed with the Securities and Exchange Commission on November 1, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2002

OGLEBAY NORTON COMPANY
(Exact Name of Registrant as Specified in Charter)

Ohio (State or Other Jurisdiction of Incorporation)	000-32665 (Commission File Number)	34-1888342 (IRS Employer Identification No.)

1100 Superior Avenue – 21st Floor, Cleveland, Ohio (Address of Principal Executive Offices)	44114-2598 (Zip Code)

Registrant’s telephone number, including area code (216) 861-3300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    OTHER EVENTS.

On October 25, 2002, the Company entered into amendments to its senior credit facilities to, among other things, extend those facilities to October 31, 2004. The Company also issued $75 million of senior secured notes. Copies of the amendments to the senior credit facilities and the Note Purchase Agreement providing for the issuance of the senior secured notes are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively. A copy of the press release announcing the transactions is attached as Exhibit 99.4.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Not applicable

(b)  Not applicable

(c)  Exhibits

Exhibit Number	Exhibit Description

99.1
Amendment No. 4 to Credit Agreement dated as of October 23, 2002 among Oglebay Norton Company, KeyBank National Association, as administrative agent for the Banks, Bank One, Michigan, as syndication agent, and The Bank of Nova Scotia, as documentation agent.

99.2
Amendment No. 4 to Loan Agreement dated as of October 23, 2002 among Oglebay Norton Company, KeyBank National Association, as administrative agent for the Banks, Bank One, Michigan, as syndication agent, and The Bank of Nova Scotia, as documentation agent.

99.3
Senior Secured Note Purchase Agreement dated as of October 25, 2002 among Oglebay Norton Company, the Guarantors listed on the signature pages thereto, The 1818 Mezzanine Fund II, L.P., and the other purchasers listed on the signature pages thereto.

99.4	Press release dated October 25, 2002.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLEBAY NORTON COMPANY

By:	/s/ JULIE A. BOLAND
Julie A. Boland Vice President and Chief Financial Officer

Date: November 1, 2002

3

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1
Amendment No. 4 to Credit Agreement dated as of October 23, 2002 among Oglebay Norton Company, KeyBank National Association, as administrative agent for the Banks, Bank One, Michigan, as syndication agent, and The Bank of Nova Scotia, as documentation agent.

99.2
Amendment No. 4 to Loan Agreement dated as of October 23, 2002 among Oglebay Norton Company, KeyBank National Association, as administrative agent for the Banks, Bank One, Michigan, as syndication agent, and The Bank of Nova Scotia, as documentation agent.

99.3
Senior Secured Note Purchase Agreement dated as of October 25, 2002 among Oglebay Norton Company, the Guarantors listed on the signature pages thereto, The 1818 Mezzanine Fund II, L.P., and the other purchasers listed on the signature pages thereto.

99.4	Press release dated October 25, 2002.

4